Public Relations:
pr@overstock.com

Investor Relations:
ir@overstock.com

Overstock.com Reports Q4 2018 Results
Consolidated revenue of $453 million (-1% growth) and pre-tax loss of $49.9 million;
CEO commits to a return to profitability for the retail business in 2019, commits Retail will generate a minimum positive $10 million operating cash flow for 2019

SALT LAKE CITY - March 18, 2019 - Overstock.com, Inc. (NASDAQ:OSTK), a tech-driven online retailer and advancer of blockchain technology, today reported financial results for the quarter ended December 31, 2018.

My fellow shareholders,

Our blockchain projects are some of the most significant and cutting edge in the world, and we are just reaching the point where our products are being introduced to the public. In particular, tZERO brought live a security token trading platform. Our retail arm lost money last year because I gunned things in an attempt to create a conventional high-growth/money losing e-commerce business, but the losses were nauseating and we reverted back to the philosophy of profitability on which we built Overstock: as a result, in 2019 Retail will return to profitability, generating a positive operating cash flow ≥ $10M.

I encourage you to tune in to our 2018 earnings call for a more robust discussion on all facets of Overstock.

Your humble servant,

Patrick M. Byrne
CEO and Founder

Key metrics (Q4 2018 vs. Q4 2017):

•	Revenue: $452.5M vs. $456.3M (1% decrease);

•	Gross profit: $81.6M vs. $85.8M (5% decrease);

•	Gross margin: 18.0% vs. 18.8% (78 basis point decrease);

•	Sales and marketing expense: $47.5M vs. $54.5M (13% decrease);

•	Technology/G&A expense: $82.5M vs. $54.0M (53% increase);

•	Pre-tax loss: $49.9M vs. $24.9M ($25.0M increase);

•	Pre-tax loss - Retail: $27.7M ($10.1M increase)

•	Pre-tax loss - tZERO: $12.6M ($9.1M increase)

•	Pre-tax loss - Other: $9.6M ($5.8M increase)

•	Net loss*: $42.3M vs. $95.7M ($53.4M decrease);

•	Diluted net loss per share: $1.39/share vs. $3.72/share ($2.33/share decrease);

•	Adjusted EBITDA (non-GAAP financial measure): ($30.4M) vs. ($17.9M) ($12.5M decrease);

•	Adjusted EBITDA - Retail: ($19.1M) ($8.5M decrease)

•	Adjusted EBITDA - tZERO: ($7.8M) ($5.7M decrease)

•	Adjusted EBITDA - Other: ($3.5M) ($1.7M increase).

*Net loss refers to Net loss attributable to stockholders of Overstock.com, Inc.

We will hold a conference call and webcast to discuss our Q4 and full-year 2018 financial results on Monday, March 18, 2019, at 8:30 a.m. ET.

Webcast information

To access the live webcast and presentation slides, go to http://investors.overstock.com. To listen to the conference call via telephone, dial (877) 673-5346 and enter conference ID 3244508 when prompted. Participants outside the U.S. or Canada who do not have Internet access should dial +1 (724) 498-4326 then enter the conference ID provided above.

A replay of the conference call will be available at http://investors.overstock.com starting two hours after the live call has ended. An audio replay of the webcast will be available via telephone starting at 11:30 a.m. ET on Monday, March 18, 2019, through 11:30 a.m. ET on Monday, April 1, 2019. To listen to the recorded webcast by phone, dial (855) 859-2056 then enter the conference ID provided above. Outside the U.S. or Canada dial +1 (404) 537-3406 and enter the conference ID provided above.

Please email questions in advance of the call to ir@overstock.com.

Key financial and operating metrics:

Investors should review our financial statements and publicly-filed reports in their entirety and not rely on any single financial measure.

Total net revenue - Total net revenue was $452.5 million and $456.3 million for Q4 2018 and 2017, respectively, a 1% decrease. This decrease was primarily due to a 4% decrease in orders driven by a 13% reduction in sales and marketing expenses. We also had an increase in promotional activities, including coupons and site sales (which we recognize as a reduction of revenue), due to our driving a higher proportion of sales using such promotions. The decrease in orders was partially offset by a 3% increase in average order size (excluding promotional activities) primarily due to a continued sales mix shift into higher-priced products.

Gross profit - Gross profit was $81.6 million and $85.8 million for Q4 2018 and 2017, respectively, a 5% decrease, representing 18.0% and 18.8% gross margin for those respective periods. The decrease in gross margin was primarily due to increased promotional activities, partially offset by a continued shift in sales mix into higher margin products.

Sales and marketing expenses - Sales and marketing expenses totaled $47.5 million and $54.5 million for Q4 2018 and 2017, respectively, a 13% decrease, representing 10.5% and 11.9% of total net revenue for those respective periods. This decrease in sales and marketing expenses was primarily due to decreased spending in the sponsored search, display ads on social media, and television marketing channels.

Technology expenses - Technology expenses totaled $34.6 million and $29.9 million for Q4 2018 and 2017, respectively, a 16% increase, representing 7.6% and 6.6% of total revenue for those respective periods. The increase was primarily due to a $2.5 million increase in technology licenses and a $2.0 million increase in staff-related costs.

General and administrative ("G&A") expenses - G&A expenses totaled $47.9 million and $24.1 million for Q4 2018 and 2017, respectively, a 99% increase, representing 10.6% and 5.3% of total revenue for those respective periods. The increase was primarily due to a $6.0 million increase in impairments on indefinite-lived intangible assets, a $5.1 million increase in staff-related costs, a $3.6 million increase in losses on the disposal of various businesses and assets, a $3.5 million increase in consulting and outside services expenses, and a $2.0 million increase in legal expenses.

Other expense, net - Other expense, net totaled $2.0 million and $1.6 million for Q4 2018 and 2017, respectively. The increase is primarily due to a $2.0 million increase in losses on equity holdings and other assets, and a $0.8 million decrease in Club O and gift card breakage which we began recognizing as a component of revenue in 2018 following the adoption of ASC 606, partially offset by a $2.2 million decrease in debt retirement charges.

Provision (benefit) for income taxes - Provision (benefit) for income taxes totaled ($1.9) million and $71.9 million for Q4 2018 and 2017, respectively. The decrease is due to changes related to the Tax Cuts and Jobs Act and recording a full valuation on our deferred tax assets in Q4 2017.

Net cash used in operating activities - Net cash used in operating activities was $138.9 million and $35.2 million for the twelve months ended December 31, 2018 and 2017, respectively. The $103.7 million increase is primarily due to increased consolidated net loss.

Free cash flow (a non-GAAP financial measure) - Free cash flow totaled ($167.6) million and ($58.8) million for the twelve months ended December 31, 2018 and 2017, respectively. The $108.8 million decrease was due to a $103.7 million decrease in operating cash flow and a $5.1 million increase in capital expenditures.

Cash - We had cash and cash equivalents of $141.5 million and $203.2 million at December 31, 2018 and December 31, 2017, respectively. The decrease is primarily due to operating losses, cash used for acquisitions and other investments, and the repayment of our building loan, partially offset by proceeds received from our tZERO security token offering, the exercise of a stock warrant in Q1 2018, and proceeds from an at-the-market offering during Q3 2018.

About Overstock.com
Overstock.com, Inc Common Shares (NASDAQ:OSTK) / Series A Preferred (Medici Ventures’ tZERO platform: OSTKP) / Series B Preferred (OTCQX:OSTBP) is an online retailer and technology company based in Salt Lake City, Utah. It’s leading e-commerce website sells a broad range of new products at low prices, including furniture, décor, rugs, bedding, home improvement, jewelry, and more. The online shopping site, which is visited by nearly 40 million customers a month, also features a marketplace providing customers access to millions of products from third-party sellers. Overstock was the first major retailer to accept cryptocurrency in 2014, and in the same year founded Medici Ventures, its wholly-owned subsidiary developing and accelerating blockchain technologies to democratize capital, eliminate middlemen, and re-humanize commerce. Overstock regularly posts information about the company and other related matters on the Newsroom and Investor Relations pages on its website, Overstock.com.

# # #

O, Overstock.com, O.com, Club O, Main Street Revolution, and Worldstock are registered trademarks of Overstock.com, Inc. O.biz and Space Shift are also trademarks of Overstock.com, Inc. Other service marks, trademarks and trade names which may be referred to herein are the property of their respective owners.

Average order size is measured at the time of order, before promotional discounts and shipping revenue.

This press release and the March 18, 2019 conference call and webcast to discuss our financial results may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements include all statements other than statements of historical fact, including forecasts of trends. Additionally, certain statements included herein, including our statements regarding commitments are forward-looking statements that do not offer any guarantees, personal or otherwise. You should not place undue reliance on any forward-looking statements, which speak only as of the date they were made. We undertake no obligation to update any forward-looking statements as a result of any new information, future developments or otherwise. Forward-looking statements are inherently difficult to predict. Accordingly, actual results could differ materially for a variety of reasons, including, but not limited to, the amount and timing of our capital expenditures, the significant increases in our marketing expenditures in the first half of 2018 and the subsequent reduction of those expenditures, the results of our ongoing review of strategic initiatives including the possible sale of our e-commerce business, initiatives to improve the performance of our retail business and the recent reduction in our workforce, adverse tax, regulatory or legal developments, competition, and any inability to achieve profitability, generate positive cash flow from operations, raise capital, or borrow funds on acceptable terms. Other risks and uncertainties include, among others, the inherent risks associated with the businesses that Medici Ventures, Inc. ("Medici Ventures") and tZERO Group, Inc. ("tZERO") are pursuing, including whether tZERO's joint venture with Box Digital Markets, LLC will be able to achieve its objectives, the regulatory, technical, operational and other obstacles tZERO faces in each of its initiatives, the effects of key business personnel moving from our retail business to our Medici Ventures and tZERO businesses or otherwise leaving, our continually evolving business model, difficulties we may have with our infrastructure, our fulfillment partners or our payment processors, including cyber-attacks or data breaches affecting us or any of them, and difficulties we may have with our search engine optimization results. More information about factors that could potentially affect our financial results is included in our Form 10-K for the year ended December 31, 2018, which was filed with the Securities and Exchange Commission on March 18, 2019, and in our subsequent filings with the Securities and Exchange Commission. The Form 10-K and our subsequent filings with the Securities and Exchange Commission identify important factors that could cause our actual results to differ materially from those contained in or contemplated by our projections, estimates and other forward-looking statements.

Overstock.com, Inc.
Consolidated Balance Sheets
(in thousands, unaudited)

	December 31, 2018	December 31, 2017
Assets
Current assets:
Cash and cash equivalents	$141,512	$203,215
Restricted cash	1,302	455
Accounts receivable, net	35,930	30,080
Inventories, net	14,108	13,703
Prepaids and other current assets	22,415	17,744
Total current assets	215,267	265,197
Fixed assets, net	134,687	129,343
Deferred tax assets, net	109	—
Intangible assets, net	13,370	7,337
Goodwill	22,895	14,698
Equity investments	60,427	13,024
Other long-term assets, net	14,464	4,216
Total assets	$461,219	$433,815
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$102,574	$85,406
Accrued liabilities	87,858	82,611
Deferred revenue	50,578	46,468
Other current liabilities, net	476	178
Total current liabilities	241,486	214,663
Long-term debt, net	3,069	—
Long-term debt, net - related party	—	39,909
Other long-term liabilities	5,958	7,120
Total liabilities	250,513	261,692
Commitments and contingencies
Stockholders' equity:
Preferred stock, $0.0001 par value, authorized shares - 5,000
Series A, issued and outstanding - 127 and 127	—	—
Series B, issued and outstanding - 355 and 555	—	—
Common stock, $0.0001 par value
Authorized shares -100,000
Issued shares - 35,346 and 30,632
Outstanding shares - 32,146 and 27,497	3	3
Additional paid-in capital	657,981	494,732
Accumulated deficit	(458,897)	(254,692)
Accumulated other comprehensive loss	(584)	(599)
Treasury stock:
Shares at cost - 3,200 and 3,135	(66,757)	(63,816)
Equity attributable to stockholders of Overstock.com, Inc.	131,746	175,628
Equity attributable to noncontrolling interests	78,960	(3,505)
Total stockholders' equity	210,706	172,123
Total liabilities and stockholders' equity	$461,219	$433,815

Overstock.com, Inc.
Consolidated Statements of Operations
(in thousands, except per share data)
(unaudited)

	Three months ended December 31,
	2018	2017
Revenue, net
Retail	$446,733	$451,996
Other	5,815	4,294
Total net revenue	452,548	456,290
Cost of goods sold
Retail	366,712	367,561
Other	4,256	2,931
Total cost of goods sold	370,968	370,492
Gross profit	81,580	85,798
Operating expenses:
Sales and marketing	47,537	54,521
Technology	34,557	29,896
General and administrative	47,930	24,096
Total operating expenses	130,024	108,513
Operating loss	(48,444)	(22,715)
Interest income	661	209
Interest expense	(98)	(798)
Other loss, net	(1,999)	(1,573)
Loss before income taxes	(49,880)	(24,877)
Provision (benefit) for income taxes	(1,939)	71,915
Consolidated net loss	$(47,941)	$(96,792)
Less: Net loss attributable to noncontrolling interests	(5,614)	(1,102)
Net loss attributable to stockholders of Overstock.com, Inc.	$(42,327)	$(95,690)
Net loss per common share—basic:
Net loss attributable to common shares—basic	$(1.39)	$(3.72)
Weighted average common shares outstanding—basic	32,112	25,103
Net loss per common share—diluted:
Net loss attributable to common shares—diluted	$(1.39)	$(3.72)
Weighted average common shares outstanding—diluted	32,112	25,103

Overstock.com, Inc.
Consolidated Statements of Operations
(in thousands, except per share data)
(unaudited)

	Year ended December 31,
	2018	2017
Revenue, net
Retail	$1,800,187	$1,728,104
Other	21,405	16,652
Total net revenue	1,821,592	1,744,756
Cost of goods sold
Retail	1,452,195	1,392,558
Other	15,489	11,647
Total cost of goods sold	1,467,684	1,404,205
Gross profit	353,908	340,551
Operating expenses:
Sales and marketing	274,479	180,589
Technology	132,154	115,878
General and administrative	164,481	90,718
Total operating expenses	571,114	387,185
Operating loss	(217,206)	(46,634)
Interest income	2,208	659
Interest expense	(1,468)	(2,937)
Other income (loss), net	(3,488)	1,178
Loss before income taxes	(219,954)	(47,734)
Provision (benefit) for income taxes	(2,384)	64,188
Consolidated net loss	$(217,570)	$(111,922)
Less: Net loss attributable to noncontrolling interests	(11,500)	(2,044)
Net income (loss) attributable to stockholders of Overstock.com, Inc.	$(206,070)	$(109,878)
Net loss per common share---basic:
Net loss attributable to common shares---basic	$(6.83)	$(4.28)
Weighted average common shares outstanding—basic	29,976	25,044
Net loss per common share---diluted:
Net loss attributable to common shares---diluted	$(6.83)	$(4.28)
Weighted average common shares outstanding—diluted	29,976	25,044

Overstock.com, Inc.
Consolidated Statements of Cash Flows
(in thousands, unaudited)

	Year ended December 31,
	2018	2017
Cash flows from operating activities:
Consolidated net loss	$(217,570)	$(111,922)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation of fixed assets	26,411	28,848
Amortization of intangible assets	5,286	3,999
Stock-based compensation to employees and directors	14,356	4,077
Deferred income taxes, net	(2,386)	65,199
Gain on investment in precious metals	—	(1,971)
Gain on sale of cryptocurrencies	(8,370)	(1,995)
Loss on equity investments, net	2,828	5,995
Loss on disposal of business and other asset abandonments	3,565	—
Impairment on indefinite-lived intangible assets	6,000	—
Impairment of cryptocurrencies	10,463	—
Early extinguishment costs of long-term debts	283	2,464
Other	711	368
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable, net	(5,558)	(1,938)
Inventories, net	628	5,234
Prepaids and other current assets	(3,622)	(2,799)
Other long-term assets, net	(2,870)	(2,307)
Accounts payable	16,499	(20,995)
Accrued liabilities	5,661	(12,311)
Deferred revenue	9,150	4,688
Other long-term liabilities	(399)	145
Net cash used in operating activities	(138,934)	(35,221)
Cash flows from investing activities:
Proceeds from sale of precious metals	—	11,917
Purchase of intangible assets	(9,597)	(423)
Investment in equity securities	(48,731)	(5,188)
Disbursement of note receivable	(3,059)	(750)
Deposit on purchase of a business	(8,000)	—
Acquisitions of businesses, net of cash acquired	(12,912)	—
Expenditures for fixed assets, including internal-use software and website development	(28,680)	(23,586)
Other	56	70
Net cash used in investing activities	(110,923)	(17,960)
Cash flows from financing activities:
Payments on capital lease obligations	(496)	(83)
Payments on finance obligations	—	(15,316)
Payments on interest swap	—	(1,535)
Payments on long-term debt	(40,000)	(45,766)
Proceeds from long-term debt	—	40,000
Payments of preferred dividends	(77)	(109)
Proceeds from issuance and exercise of stock warrants	50,588	106,462
Proceeds from exercise of stock options	—	664
Proceeds from security token offering, net of offering costs and withdrawals	82,354	905
Proceeds from sale of common stock, net of offering costs	94,554	—
Paid in capital for noncontrolling interest	6,700	—
Purchase of treasury stock	—	(10,000)
Payments of taxes withheld upon vesting of restricted stock	(4,622)	(1,229)
Payment of debt issuance costs	—	(670)
Net cash provided by financing activities	189,001	73,323
Net increase (decrease) in cash and cash equivalents	(60,856)	20,142
Cash, cash equivalents and restricted cash, beginning of year	203,670	183,528
Cash, cash equivalents and restricted cash, end of year	$142,814	$203,670

Segment Financial Information

Segment information has been prepared in accordance with ASC Topic 280 Segment Reporting. We determined our segments based on how we manage our business. We use pre-tax net income (loss) as the measure to determine our reportable segments. In the fourth quarter of 2018, we completed our review of our segment reporting and we no longer consider the split of retail direct and retail partner as a distinct and relevant measure of our business. Accordingly, Direct and Partner are no longer considered separate reportable segments but are included under Retail in our Business Segment disclosures. Our Medici business includes one reportable segment, tZERO. The remainder of our Medici business is not significant as compared to our Retail and tZERO segments. Our Other segment consists of Medici Ventures' remaining operations.

Our Retail segment primarily consists of amounts earned through e-commerce sales through our Website and the associated costs incurred for our Retail business and also includes the costs of our administrative functions such as finance, human resources, and legal, excluding intercompany transactions eliminated in consolidation.

Our tZERO segment primarily consists of amounts earned through securities transactions through our broker-dealers and costs incurred to execute our tZERO business initiatives, excluding intercompany transactions eliminated in consolidation.

Our Other segment consists of Medici Ventures' remaining operations, excluding tZERO and intercompany transactions eliminated in consolidation.

The following table summarizes information about reportable segments and includes a reconciliation to consolidated net income (loss) (in thousands):

	Three months ended, December 31
	Retail	tZERO	Other	Total
2018
Total net revenue	$446,733	$4,963	$852	$452,548
Cost of goods sold	366,712	3,404	852	370,968
Gross profit	80,021	1,559	—	81,580
Operating expenses	106,573	13,885	9,566	130,024
Interest and other expense, net	(1,130)	(280)	(26)	(1,436)
Pre-tax loss	$(27,682)	$(12,606)	$(9,592)	(49,880)
Benefit for income taxes				(1,939)
Net loss				$(47,941)

2017
Total net revenue	$451,996	$4,159	$135	$456,290
Cost of goods sold	367,561	2,931	—	370,492
Gross profit	84,435	1,228	135	85,798
Operating expenses	101,193	4,701	2,619	108,513
Interest and other expense, net	(810)	—	(1,352)	(2,162)
Pre-tax loss	$(17,568)	$(3,473)	$(3,836)	(24,877)
Provision for income taxes				71,915
Net loss				$(96,792)

	Year ended, December 31
	Retail	tZERO	Other	Total
2018
Total net revenue	$1,800,187	$19,043	$2,362	$1,821,592
Cost of goods sold	1,452,195	13,127	2,362	1,467,684
Gross profit	347,992	5,916	—	353,908
Operating expenses	506,113	47,006	17,995	571,114
Interest and other income (expense), net	(476)	233	(2,505)	(2,748)
Pre-tax loss	$(158,597)	$(40,857)	$(20,500)	(219,954)
Benefit for income taxes				(2,384)
Net loss				$(217,570)

2017
Total net revenue	$1,728,104	$16,493	$159	$1,744,756
Cost of goods sold	1,392,558	11,647	—	1,404,205
Gross profit	335,546	4,846	159	340,551
Operating expenses	365,648	17,101	4,436	387,185
Interest and other income (expense), net	4,680	—	(5,780)	(1,100)
Pre-tax loss	$(25,422)	$(12,255)	$(10,057)	(47,734)
Provision for income taxes				64,188
Net loss				$(111,922)

Non-GAAP Financial Measure Reconciliations

Free Cash Flow

Free cash flow (a non-GAAP financial measure) reflects an additional way of viewing our cash flows and liquidity that, when viewed with our GAAP results, provides a more complete understanding of factors and trends affecting our cash flows and liquidity. Free cash flow, which we reconcile below to "Net cash provided by (used in) operating activities," the nearest GAAP financial measure, is net cash provided by (used in) operating activities reduced by "Expenditures for fixed assets, including internal-use software and website development." We believe that net cash provided by (used in) operating activities is an important measure, since it includes both the cash impact of the continuing operations of the business and changes in the balance sheet that impact cash. We believe free cash flow is a useful measure to evaluate our business since purchases of fixed assets are a necessary component of ongoing operations and free cash flow measures the amount of cash we have available for mandatory debt service and financing obligations, changes in our capital structure, and future investments after purchases of fixed assets. Free cash flow measures have limitations as they omit certain components of the overall consolidated statement of cash flows and do not represent the residual cash flow available for discretionary expenditures. Free cash flow should not be considered a substitute for net income or cash flow data prepared in accordance with GAAP and may not be comparable to similarly titled measures used by other companies. Therefore, we believe it is important to view free cash flow as a complement to our entire consolidated statements of cash flows as reconciled below (in thousands):

	Year ended December 31,
	2018	2017
Net cash provided by (used in) operating activities	$(138,934)	$(35,221)
Expenditures for fixed assets, including internal-use software and website development	(28,680)	(23,586)
Free cash flow	$(167,614)	$(58,807)

Adjusted EBITDA

Adjusted EBITDA is a non-GAAP financial measure that is calculated as net income (loss) before depreciation and amortization, stock-based compensation, interest and other income and (expense), provision (benefit) for income taxes, and special items. We have included Adjusted EBITDA in this earnings release because it reflects an additional way of viewing the operating performance at both the consolidated and segment level that is used internally in analyzing our financial results and we believe it is useful to investors, as a supplement to GAAP measures, in evaluating our ongoing operational performance. In particular, the exclusion of certain expenses in calculating Adjusted EBITDA facilitates operating performance comparisons on a period-to-period basis. Exclusion of items in the non-GAAP presentation should not be construed as an inference that these items are unusual, infrequent or non-recurring. We have provided a reconciliation below of our segment and consolidated Adjusted EBITDA to net income (loss), the most directly comparable GAAP financial measure.

Adjusted EBITDA is used in addition to and in conjunction with results presented in accordance with GAAP and should not be relied upon to the exclusion of GAAP financial measures. You should review our financial statements and publicly-filed reports in their entirety and not rely on any single financial measure. Adjusted EBITDA has limitations such as:

•
Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and Adjusted EBITDA does not reflect cash capital expenditure requirements for such replacements or for new capital expenditure requirements;

•	Adjusted EBITDA does not reflect stock-based compensation and related taxes;

•	Adjusted EBITDA does not reflect adjustments related to the carrying values of our equity interests in unconsolidated entities;

•	Adjusted EBITDA does not reflect interest expenses associated with our borrowings;

•	Adjusted EBITDA does not reflect income tax payments that may represent a reduction in cash available to us;

•	Adjusted EBITDA does not reflect changes in our working capital; and

•	Other companies, including companies in our industry, may calculate Adjusted EBITDA differently, which reduces its usefulness as a comparative measure.

The following table reflects the reconciliation of Adjusted EBITDA to net income (loss) for each of the periods indicated (in thousands):

	Three months ended December 31,
	2018	2017
Adjusted EBITDA
Retail	$(19,116)	$(10,608)
tZERO	(7,816)	(2,077)
Other	(3,453)	(5,173)
Adjusted EBITDA	(30,385)	(17,858)
Less: Special items (see table below)	9,565	—
Less: Depreciation and amortization	8,664	8,113
Less: Stock-based compensation	2,702	1,068
Less: Interest and other income (expense), net	(1,436)	(2,162)
Less: Provision (benefit) for income taxes	(1,939)	71,915
Net loss	$(47,941)	$(96,792)

Special items:
Impairments on intangible assets	$6,000	$—
Losses on the disposal of various businesses and assets	3,565	—
	$9,565	$—

	Year ended December 31,
	2018	2017
Adjusted EBITDA
Retail	$(112,489)	$11,155
tZERO	(24,805)	(7,252)
Other	(15,953)	(15,813)
Adjusted EBITDA	(153,247)	(11,910)
Less: Special items (see table below)	23,402	—
Less: Depreciation and amortization	31,697	32,847
Less: Stock-based compensation	14,356	4,077
Less: Interest and other income (expense), net	(2,748)	(1,100)
Less: Provision (benefit) for income taxes	(2,384)	64,188
Net loss	$(217,570)	$(111,922)

Special items:
Impairments on intangible assets	$6,000	$—
Losses on the disposal of various businesses	3,565	—
Cryptocurrency impairments and gains on sale, net	443	—
Severance	1,600	—
Special legal expenses (1)	11,794	—
	$23,402	$—
 ___________________________________________
(1) Special legal expenses include charges associated with our Delaware gift card escheatment matter and legal fees associated with pursuing our strategic alternatives.